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                        ILLINOIS POWER SPECIAL PURPOSE TRUST

                          TRANSITIONAL FUNDING TRUST NOTES

              ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                               ILLINOIS POWER COMPANY

                               UNDERWRITING AGREEMENT

                                                             New York, New York
                                                              December 10, 1998


To the Representatives
named in Schedule I hereto
of the Underwriters named in
Schedule II hereto


Ladies and Gentlemen:

     1. INTRODUCTION. Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company (the "Grantee") proposes to cause and be sold to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of the notes identified in Schedule I
hereto (the "Notes") to be issued.   If the firm or firms listed in Schedule II
hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

     Illinois Power Special Purpose Trust, a Delaware business trust (the "Note Issuer") was formed pursuant to a declaration of trust, dated as of December 1, 1998, by First Union Trust Company, National Association, a national banking association, as Delaware Trustee (the "Delaware Trustee"), and Cynthia G. Steward and Eric B. Weekes, each as a Beneficiary Trustee (the "Trust Agreement"), and the Notes will be issued pursuant to an indenture, dated as of December 1, 1998, as supplemented by a first supplemental indenture or Trust Issuance Certificate (and as amended and supplemented from time to time, the "Indenture"), by and between the Note Issuer and Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois, as Indenture Trustee (the "Indenture Trustee"). The assets of the Note Issuer will consist primarily of the Intangible Transition Property (whether created by the Transitional Funding Order issued by the Illinois Commerce Commission (the "ICC") on September 10, 1998 (the "1998 Funding Order") or any Subsequent Funding Order) transferred

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to the Note Issuer pursuant to the Sale Agreement (as hereinafter defined).
Such Intangible Transition Property was, by virtue of the 1998 Funding Order, granted to and vested in the Grantee, whose sole member is Illinois Power Company (the "Company"). Pursuant to an agreement relating to the grant of Intangible Transition Property, dated as of December 1, 1998 (the "Grant Agreement"), by and between the Company and the Grantee, the Company has confirmed the absolute nature of the ownership of the Intangible Transition Property in the Grantee. The Intangible Transition Property will be transferred to the Note Issuer by the Grantee pursuant to an Intangible Transition Property sale agreement, dated as of December 1, 1998 (the "Sale Agreement"), by and between the Grantee and the Note Issuer. Other Intangible Transition Property may be granted to and vested in the Grantee pursuant to Subsequent Financing Orders and confirmed by Subsequent Grant Agreements and transferred to the Note Issuer by the Grantee pursuant to Subsequent Sale Agreements. Pursuant to the Indenture, the Note Issuer has granted to the Indenture Trustee, as trustee for the benefit of the holders of the Notes, all of its right, title and interest in and to the Intangible Transition Property as security for the Notes. The Intangible Transition Property will be serviced pursuant to an Intangible Transition Property servicing agreement, dated as of December 1, 1998 (as amended and supplemented from time to time, the "Servicing Agreement"), by and between the Company, as servicer, and the Grantee. All of the Grantee's right, title and interest in and to the Grant Agreement, the Sale Agreement and the Servicing Agreement, among other things, will be transferred to the Note Issuer as Related Assets pursuant to the Sale Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture, including Appendix A thereto.

     2. REPRESENTATIONS AND WARRANTIES. Each of the Company and the Grantee represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2. Certain terms used in this Section 2 are defined in paragraph (c) hereof.

            (a) If the offering of the Notes is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Notes is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                   (i) The Grantee and the Notes meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act"), and the Grantee has filed with the Securities and Exchange Commission (the "SEC") a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Notes. The Grantee may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you.
            Such registration statement, as so amended, has become effective. The offering of the Notes is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Notes and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such

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            information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Grantee will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Notes and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Notes and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Grantee has advised you, prior to the Execution Time, will be included or made therein.

                   (ii) The Grantee and the Notes meet the requirements for the use of Form S-3 under the Act and the Grantee has filed with the SEC a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Notes. The Grantee may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Note Issuer will next file with the SEC either (x) a final prospectus supplement relating to the Notes in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Grantee has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Notes and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Grantee has advised you, prior to the Execution Time, will be included or made therein.

            (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the

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     Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Grantee nor the Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Indenture Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Grantee by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

            (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Notes and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Notes, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to

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     the Notes and the offering thereof permitted to be omitted from the
     Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Notes is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

            (d) PricewaterhouseCoopers LLP, the accountants who certified certain financial statements of the Grantee and the Note Issuer included in the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the SEC thereunder.

            (e) The financial statements included or incorporated by reference in the Prospectus present fairly the financial position and results of operations of the Grantee and the Note Issuer, respectively, as of the respective dates and for the respective periods specified and, except as otherwise stated in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Neither the Grantee nor the Note Issuer has any material contingent obligation which is not disclosed in the Prospectus.

            (f) The Note Issuer has been duly formed and is validly existing as a Delaware business trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement, the Sale Agreement, the Indenture and the Notes.

            (g) The Note Issuer is not in violation of the Trust Agreement, or in default in the performance or observance of any material obligation, agreement, covenant or

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     condition contained in any material contract, lease, note or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Prospectus; and the execution and delivery of the Sale Agreement, and the Indenture and the Notes, the incurrence of the obligations set forth therein and the consummation of the transaction therein contemplated will not conflict with or constitute a breach of, or default under, the Trust Agreement or any mortgage, contract, lease, note or other instrument to which the Note Issuer is a party or by which it may be bound, or any law, administrative regulation or administrative, arbitration or court order.

            (h) There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Company or any of its significant subsidiaries or the Note Issuer required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus.

            (i) The Indenture has been duly and validly authorized by the necessary action and duly qualified under the Trust Indenture Act; and the Indenture has been duly and validly executed and delivered and is a valid and enforceable instrument in accordance with its terms (subject to bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting the enforcement of creditors' rights from time to time in effect).

            (j) The issuance and sale of the Notes in accordance with the terms of this Agreement have been duly and validly authorized by the necessary action; the Notes, when duly executed, authenticated and delivered against payment of the agreed consideration therefor, will be valid and enforceable obligations in accordance with their terms, entitled to the benefits provided by the Indenture, and the holders of the Notes will be entitled to the payment of principal and interest as therein provided; and the Notes and the Indenture conform to the descriptions thereof contained in the Prospectus.

     Any certificate signed by any officer of the Company or the Grantee and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Grantee to each Underwriters as to the matters covered thereby.

     3. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Grantee will cause to be sold to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Note Issuer, at the purchase price set forth in
Schedule I hereto the principal amount of the Notes set forth opposite such Underwriter's name in Schedule II hereto.

     4. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Grantee or as provided in

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Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Note Issuer by wire transfer of immediately available funds. Delivery of the Notes shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. The Notes to be so delivered shall be initially represented by Notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

     The Grantee will cause the Note Issuer to have the Notes available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM Eastern Standard Time on the business day prior to the Closing Date.

     5.  COVENANTS.

            (a) COVENANTS OF THE GRANTEE. The Grantee covenants and agrees with the several Underwriters that:

                   (i) The Grantee will use commercially reasonable efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Notes, the Grantee will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Grantee has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Grantee will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Grantee will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective,
            (iv) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Grantee of any notification with respect to the suspension of the qualification of

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            the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Grantee will use commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                   (ii) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Grantee promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                   (iii) As soon as practicable, the Grantee will cause Note Issuer to make generally available to the Noteholders and to the Representatives an earnings statement or statements of the Note Issuer which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                   (iv) The Grantee will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Grantee shall furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Grantee will pay the expenses of printing or other production of all documents relating to the offering.

                   (v) The Grantee will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors; provided that in no event shall the Grantee be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                   (vi) Until the business date set forth on Schedule I hereto, the Grantee will not, without the consent of the Representatives, offer, sell or contract to sell,

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            or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Notes).

                   (vii) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Grantee will deliver to the Representatives the annual statements of compliance and the annual independent auditor's servicing reports furnished to the Grantee Trustee, the Note Issuer or the Indenture Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Grantee, Note Issuer or the Indenture Trustee.

                   (viii) So long as any of the Notes are outstanding, the
            Grantee will furnish to the Representatives, to the extent not provided by the Company pursuant to clause (b)(iii) below, (i) as soon as available, a copy of each report of the Grantee or the Note Issuer filed with the SEC under the Exchange Act, or mailed to Noteholders, (ii) a copy of any filings made by the Grantee or the
            Note Issuer with the ICC pursuant to the 1998 Funding Order, and
            (iii) from time to time, any information concerning the Company, the Grantee, the Note Issuer, as the Representatives may reasonably request.

                   (ix) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(m) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Grantee on or after the Closing Date, the Grantee shall furnish such documents and take such other actions.

            (b) Covenants of the Company. The Company covenants and agrees with the several Underwriters that, to the extent that the Note Issuer has not already performed such act pursuant to Section 5(a):

                   (i) The Company will use commercially reasonable efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. The Company will use commercially reasonable efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                   (ii) The Company will apply the proceeds of the issuance and sale of the Notes for the purposes described in the Prospectus.

                   (iii) Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any

                                      9

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            asset-backed securities of a trust or other special purpose vehicle
            (other than the Notes).

                   (iv) So long as any of the Notes are outstanding and the Company is the Servicer, the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company, the Grantee or the Note Issuer filed with the SEC under the Exchange Act, or mailed to Noteholders, (ii) a copy of any filings with the ICC by the Company, the Grantee or the Note Issuer pursuant to the 1998 Funding Order, and (iii) from time to time, any information concerning the Company, the Grantee or the Note Issuer, as the Representatives may reasonably request.

                   (v) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(m) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

                   (vi) The Company recognizes and agrees that a substantial impairment of the rights of Holders with respect to the collection of IFCs and payments on the Notes, arising from a declaration of invalidity of the Amendatory Act and/or the Funding Law or for any other reason, occurring after the Company and its affiliates received the proceeds of such Notes, would not be equitable. The Company agrees to take any and all actions reasonably necessary to preserve the rights of Holders with respect to payments on the Notes out of the amounts represented by IFCs or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Holders the right to receive payments as provided in the Notes and (ii) so long as the 1998 Funding Order remains in effect, continuing to deduct and pay over to the Servicer for the benefit of the Note issuer all IFCs and IFC Payments or equivalent revenues received by the Company notwithstanding any declaration of invalidity of the Amendatory Act and/or the Funding Law.

                   (vii) The Initial IFC Tariff will be calculated in accordance with the 1998 Funding Order.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Grantee and the Company contained herein as of the Execution Time and the Closing Date, on the part of the Grantee contained in Article III of the Sale Agreement and on the part of the Company contained in Article III of the Grant Agreement and in Section 6.01 of the Servicing Agreement as of the Closing Date (which representations and warranties are hereby incorporated herein as if set forth in full),to the accuracy of the statements in the Notes pursuant to the provisions hereof, to the performance by the Grantee, the Company

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and the Note Issuer of their obligations hereunder and to the following additional conditions precedent:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM Eastern Standard Time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM Eastern Standard Time on such date, or (ii) 12:00 Noon Eastern Standard Time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM Eastern Standard Time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Representatives shall have received an opinion of Schiff Hardin & Waite, counsel for the Company, the Grantee and the Note Issuer, dated the Closing Date, substantially in the form of Exhibit A hereto.

            (c) The Representatives shall have received an opinion letter of, or a reliance letter thereon from, Schiff Hardin & Waite, counsel to the
     Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, required to be delivered by such counsel pursuant to the requirements of clauses (3) and (8) of Section 2.10 of the Indenture.

            (d) The Representatives shall have received (i) opinion letters of, or a reliance letter or letters thereon from, Richards, Layton and Finger, P.A., special Delaware counsel to the Grantee and the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, as to matters relating to the Grantee and the Note Issuer and the transactions contemplated hereby, respectively, and (ii) an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) the Delaware Trustee is validly existing as a national banking association in good standing under the laws of the State of Delaware and of the federal laws of the United States of America, with full corporate trust power and authority to enter into and perform its obligations as Delaware Trustee under the Trust Agreement, the Sale Agreement and the Indenture; and

                   (ii) the Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding agreement enforceable against the Delaware Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect).

            (e) The Representatives shall have received an opinion or opinions of counsel to the Indenture Trustee, portions of which may be delivered by Seward & Kissel, outside counsel to the Indenture Trustee, and portions of which may be delivered by in-house counsel for the Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) the Indenture Trustee is validly existing as a banking corporation in good standing under the laws of Illinois;

                   (ii) the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement enforceable against the Indenture Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                   (iii) the Indenture Trustee has duly executed and authenticated the Notes issued on the Closing Date on behalf of the
            Note Issuer.

            (f) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company, the Grantee and the Note Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) The Representatives shall have received a certificate of the Grantee, signed by the Sole Member or any Manager of the Grantee, including the Independent Managers of the Grantee, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                   (i) the representations and warranties of the Grantee in this Agreement and in the Sale Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Grantee and the Note Issuer have complied with all the agreements and satisfied all the conditions on each of their part to be performed or satisfied at or prior to the Closing Date;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Grantee's knowledge, threatened; and

                   (iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Grantee or the Note Issuer, whether or not arising from transactions contemplated by the Final Prospectus in the ordinary course of business, or (B) the Intangible Transition Property or any right related thereto under the Funding Law or the 1998 Funding Order, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (h) The Representatives shall have received a certificate of the Company, signed by the Chief Executive Officer, the President or a Vice-President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                   (i) the representations and warranties of the Company in this Agreement, the Grant Agreement, the Servicing Agreement, the Administration Agreement and the Remediation Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; provided, however, that the execution of each certificate by any of said individuals on behalf of the Company shall not be deemed to be the expression of any legal opinion or opinions by any of said individuals;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                   (iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) the Intangible Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (i) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including information specified by the Underwriters and set forth under the captions "Prospectus Summary," "Description of the Intangible Transition Property," "The Servicer" and "Description of the Notes" in the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation, and (ii) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representatives, satisfying the requirements of Section 2.10(9) of the Indenture.

     References to the Final Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

     In addition, except as provided in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

            (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business, properties or financial condition of the Company, the Grantee or the Note Issuer, or (ii) the Intangible Transition Property, the Notes, the 1998 Funding Order or the Funding Law, the effect of which is, in the case of either (i) or (ii) above, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (k) The Representatives shall have received on the Closing Date an opinion letter or letters, portions of which may be delivered by Schiff Hardin & Waite, counsel to the Company, the Grantee and the Note Issuer, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel to the Grantee and the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, but subject to the qualifications, limitations, assumptions and analyses set forth therein (i) to the effect that a bankruptcy court would conclude that, if the Company is deemed to have received some interest in the Intangible Transition Property, that interest was transferred by the Company to the Grantee as an absolute transfer (as in a true sale), and no interest in or title to the Intangible Transition Property shall be part of the Company's estate in the event of a bankruptcy petition by or against the Company under the Bankruptcy Code; (ii) to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Grantee with those of the Company in the event of a bankruptcy, reorganization or other insolvency proceeding involving the Company; (iii) to the effect a federal bankruptcy court or another federal court would hold that Delaware law (and not United States federal law) governs the determination of whether a voluntary bankruptcy petition filed on behalf of the Grantee has been duly authorized; (iv) to the effect that if properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (A) pursuant to Section 2.7(b) of the Operating Agreement of the Grantee, in order for a person to initiate any Event of Bankruptcy (as defined in the Operating
     Agreement) with respect to the Grantee or take any action in furtherance of any such Event of Bankruptcy, the affirmative vote of all of the Managers (including the Independent Managers (as defined in the
     Operating Agreement)) is required, and (B) such provision, contained in
     Section 2.7(b) of the Operating Agreement, that requires the affirmative vote of all of the Managers (including the Independent Managers), constitutes a legal, valid and binding agreement of the Sole Member and is enforceable against the Sole Member, in accordance with its terms;
     and (v) the Operating Agreement constitutes a legal, valid and binding agreement of the Sole Member thereunder, and is enforceable against the Sole Member in accordance with its terms.

            (l) The Representatives shall have received on the Closing Date an opinion letter or letters of Schiff Hardin & Waite, counsel to the Company, the Grantee and the Note Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that, but subject to the qualifications, limitations, assumptions and analysis therein set forth, including the assumption that any Impairment (as defined therein) would be substantial, a reviewing court, in a properly prepared and presented case: (i) would conclude that, absent a demonstration by the State of Illinois (the "State") that an Impairment is necessary to further a significant and legitimate public purpose, the Noteholders (or the Indenture Trustee acting on their behalf) could challenge successfully under Article I, Section 10 of the United States Constitution (the "Contract Clause") the constitutionality of any law passed by the State legislature determined by such court to limit, alter, impair or reduce the value of the Intangible Transition Property or the Charges (as defined therein) so as to cause an Impairment prior to the time that the Notes are fully paid and discharged; (ii) would conclude that any attempt by citizens of the State to initiate changes to the Amendatory Act determined by such court to limit, alter, impair or reduce the value of the Intangible Transition Property or the Charges would be invalid; (iii) would conclude that under the Funding Law the ICC would be prohibited from taking any action subsequent to the 1998 Funding Order becoming final determined by such court to reduce, postpone, impair or terminate the value of the Intangible Transition Property or the Charges; (iv) should conclude that permanent injunctive relief is available, pursuant to the Contract Clause, to prevent implementation of legislation hereafter passed by the Illinois legislature determined by such court to limit, alter, impair or reduce the value of the Intangible Transition Property or the Charges so as to cause an Impairment; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in such opinion; (v) in the event that a provision of the Amendatory Act were hereafter declared to be invalid by a court, a reviewing court should hold that the Intangible Transition Property would remain valid and vested in the Grantee or its assignees and the Noteholders would continue to be secured thereby; (vi) if a reviewing court were to determine, after such a declaration, that the Intangible Transition Property would remain valid and so vested and that the Noteholders would continue to be secured thereby, such court should also determine, for the same reasons, that the substance of the State Pledge would continue in effect for the benefit of the Noteholders; (vii) a reviewing court which determines that the substance of the State Pledge continues in effect for the benefit of the Noteholders should also determine, for the same reasons, that the ICC could not take any action determined by such court to limit, alter, impair or reduce materially the value of the Intangible Transition Property or the Charges, except for such actions, if any, which could be taken by the State without violating the State Pledge; and (viii) notwithstanding a judicial declaration of the invalidity of the Amendatory Act, the 1998 Funding
     Order would remain in effect and the Intangible Transition Property would continue to be valid and enforceable, at least against the Company and its successors and assigns (including a trustee in bankruptcy), unless and until the 1998 Funding Order were modified by the ICC or a court in subsequent proceedings initiated to vacate, amend or otherwise modify the 1998 Funding Order; however, notwithstanding such a declaration, it would be possible to seek a stay of any decision which vacates, amends or otherwise modifies the 1998 Funding Order in a manner adversely affecting the payment of the Charges pending appellate review of such decision; and while sound and substantial arguments support the granting of such a stay, the decision to do so will be in the discretion of the court requested to take such an action, which will be exercised on the basis of the factors discussed in such opinion.

            (m) The Notes shall have been rated in the highest long-term rating category by each of the Rating Agencies and on or after the date hereof (i) no downgrade shall have occurred in the rating accorded to the debt securities of the Company by any Rating Agency, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (n) On or prior to the Closing Date, the Grantee shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of compliance with Section 2.10 of the Indenture, together with such reliance letters as the Representatives shall request.

            (o) On or prior to the Closing Date, the Grantee shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been, are being or will be made, as applicable, pursuant to Section 3.08 of the Sale Agreement and in accordance with the Funding Law and other applicable law reflecting the
     Note Issuer's first priority perfected ownership interest in the Intangible Transition Property.

            (p) On or prior to the Closing Date, the Grantee shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been, are being or will be made, as applicable, pursuant to Section 18-104(h) of the Funding Law.

            (q) The Representatives shall have received an opinion, or reliance letter thereon, from Mayer Brown & Platt, tax counsel to the Note Issuer, substantially in the form of Exhibit 8.1 to the Registration Statement.

            (r)    Prior to the Closing Date, the Company, the Grantee and the
     Note Issuer shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Grantee and the Note Issuer in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois, on the Closing Date.

     7.  EXPENSES.

            (a) The Company and the Grantee will pay, or cause to be paid, all expenses incident to the performance of their respective obligations and those of the Note Issuer under this Agreement, including without limitation, (i) expenses incident to the word processing, printing, reproduction and distribution of the registration statement as originally filed with the SEC and each amendment thereto, Preliminary Final Prospectuses and the Final Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Indenture Trustee, the Delaware Trustee, the Beneficiary Trustees and their respective counsel, (iii) the fees and disbursements of counsel to the Company, the Grantee, the Note Issuer, and the independent public accountants of the Company, the Grantee and the Note Issuer, (iv) the fees charged by the Rating Agencies in connection with the rating of the Notes,
     (v) the fees of DTC in connection with the book-entry registration of the Notes, and (vi) expenses incurred in distributing Preliminary Final Prospectuses and the Final Prospectus (including any amendments and supplements thereto) by the Underwriters. The Company and the

     Grantee will also pay all reasonable fees and disbursements of Underwriters' counsel, and will reimburse the Underwriters for any expenses incurred by the Underwriters pursuant to Section 5(a)(v) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with the National Association of Securities Dealers with respect with the transactions contemplated hereby.

            (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, the Grantee or the Note Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 9) by any of the Underwriters, the Company and the Grantee will, jointly and severally, reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     8.  INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company and the Grantee will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Funding Law, the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, directly or indirectly, (i) the complete or partial judicial invalidation of the Amendatory Act and/or the Funding Law, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Grantee will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Grantee or the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein;

     provided further, that, in the case of any indemnification under clause
     (ii) above, with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter or any person controlling such Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Notes that are the subject thereof, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the Company or the Grantee had previously furnished copies of the Final Prospectus to the Representatives, (B) delivery of the Final Prospectus was required by the Act to be made to such person, (C) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (D) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company and the Grantee may otherwise have.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Grantee, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or the Grantee within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Grantee to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Grantee or the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Grantee and the Company acknowledge that the statements set forth in the last paragraph of the cover page, under the heading "Underwriting" or "Plan of Distribution" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

            (c)    Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.
     Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified partes which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

            (d)    In the event that the indemnity provided in paragraph (a) or
     (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Grantee and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Grantee and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Grantee and by the Underwriters from the offering of the Notes; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Grantee and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Grantee and the Underwriters respectively in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Grantee shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes (which shall be equal to the net proceeds from the sale of the Notes to the Note Issuer
     (before deducting expenses)), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Grantee, or the Underwriters, as the case may be.
     The Company, the Grantee and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Grantee or the Company within the meaning of either the Act or the Exchange Act, each officer of the Grantee or the Company who shall have signed the Registration Statement and each director of the Grantee or the Company shall have the same rights to contribution as the Grantee or the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
     The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Grantee or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Grantee and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Grantee prior to delivery of and payment for the Notes, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Grantee or the Company or (B) the Intangible Transition Property, the Notes, the 1998 Funding Order or the Funding Law, the effect of which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes, (ii) trading in the Company's Common Stock shall have been suspended by the SEC or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by federal, New York State or Illinois State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Grantee or its officers, the Note Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Company, the Grantee, the Note Issuer or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement and the complete or partial judicial invalidation of the Amendatory Act and/or the Funding Law.

     12. NOTICES. All communications hereunder will be in writing and may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to them at the address specified in Schedule I hereto; and if sent to the Company, to it at Illinois Power Company, the sole member of Illinois Power Securitization Limited Liability Company, 500 South 27th Street, Decatur, IL 62521, Attention: Robert A. Schultz; and if sent to the Grantee, to it at Illinois Power Securitization Limited Liability Company, 500 South 27th Street, Decatur, IL 62521, Attention: Eric B. Weekes. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     15. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Grantee and the several Underwriters.

                              Very truly yours,

                              ILLINOIS POWER COMPANY,

                              By:    /s/ Robert A. Schultz

                                  Name:  Robert A. Schultz
                                  Title: Vice President-Finance

                              ILLINOIS POWER SECURITIZATION LIMITED
                              LIABILITY COMPANY,

                              By:    /s/ Cynthia G. Steward

                                  Name:  Cynthia G. Steward
                                  Title: Manager

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

By:      /s/ Geoffrey R. Witt
     Name:   Geoffrey R. Witt
     Title:  Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                     SCHEDULE I

Underwriting Agreement dated December 10, 1998

Registration Statement No. 333-63537

Representative(s):

     Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
     World Financial Center
     North Tower
     New York, New York  10281

Title, Purchase Price and Description of Notes:

     Title: $864,000,000 Illinois Power Special Purpose Trust Transitional Funding Trust Notes, Series 1998-1

Principal amount, Price to Public, Underwriting Discounts and Commissions and Proceeds to Trust:


                                                              Underwriting
                      Total Principal                        Discounts and
                      Amount of Class    Price to Public      Commissions    Proceeds to Trust
                      ---------------    ---------------      -----------    -----------------
Per Class A-1 Note       $110,000,000    99.99903%                .28%             99.71903%
Per Class A-2 Note       100,000,000     99.99636%                .35%             99.64636%
Per Class A-3 Note        80,000,000     99.99912%                .40%             99.59912%
Per Class A-4 Note        85,000,000     99.99460%                .45%             99.54460%
Per Class A-5 Note       175,000,000     99.99166%                .50%             99.49166%
Per Class A-6 Note       175,000,000     99.99465%                .55%             99.44465%
Per Class A-7 Note        139,000,000    99.96472%               .65%              99.31472%
                          -----------    ---------               ------            ---------
   Total                 $864,000,000   $863,917,002          $4,101,500           $859,815,502
                          -----------    -----------           ---------            -----------
                          -----------    -----------           ---------            -----------

Original Issue Discount (if any):  $82,997.70

     Redemption provisions:   Optional Redemption as set forth in Article X
                              of the Indenture

     Other provisions:

Closing Date, Time and Location:   December 22, 1998, 8:00 AM,
                                   Central Standard Time,
                                   Chicago, IL

Type of Offering:  Delayed Offering

Date referred to in Section 5(a)(vi) and 5(b)(iii) after which the Company and the Note Issuer may offer or sell asset-backed securities in a trust or special purpose vehicle without the consent of the Representative(s): December 31, 1998

                                  SCHEDULE II



                         Class A-4    Class A-4    Class A-4    Class A-4    Class A-5     Class A-6     Class A-7
Underwriters               Notes        Notes        Notes        Notes        Notes         Notes         Notes          Total
------------               -----        -----        -----        -----        -----         -----         -----          -----
Merrill Lynch,
 Pierce,
 Fenner & Smith
 Incorporated           $60,500,000  $55,000,000  $44,000,000  $46,750,000  $96,250,000   $96,250,000    $76,450,000  $475,200,000
Salomon Smith Barney
 Inc.                    19,800,000   18,000,000   14,400,000   15,300,000   31,500,000    31,500,000     25,020,000   155,520,000
Chase Securities Inc.     6,600,000    6,000,000    4,800,000    5,100,000   10,500,000    10,500,000      8,340,000    51,840,000
Donaldson, Lufkin &
 Jenrette Securities
 Corporation              6,600,000    6,000,000    4,800,000    5,100,000   10,500,000    10,500,000      8,340,000    51,840,000
First Chicago Capital
 Markets, Inc.            4,400,000    4,000,000    3,200,000    3,400,000    7,000,000     7,000,000      5,560,000    34,560,000
NationsBanc
 Montgomery Securities
 LLC                      4,400,000    4,000,000    3,200,000    3,400,000    7,000,000     7,000,000      5,560,000    34,560,000
ABN AMRO  Incorporated    2,200,000    2,000,000    1,600,000    1,700,000    3,500,000     3,500,000      2,780,000    17,280,000
A.G. Edwards &
 Sons, Inc.               2,200,000    2,000,000    1,600,000    1,700,000    3,500,000     3,500,000      2,780,000    17,280,000
J.P. Morgan
 Securities Inc.          2,200,000    2,000,000    1,600,000    1,700,000    3,500,000     3,500,000      2,780,000    17,280,000
Loop Capital
 Markets, LLC             1,100,000    1,000,000      800,000      850,000    1,750,000     1,750,000      1,390,000     8,640,000
                        -----------  -----------  -----------   ----------   ----------   -----------     ----------   -----------
     Total             $110,000,000 $100,000,000  $80,000,000  $85,000,000  $175,000,00  $175,000,000    $139,000,00  $864,000,000
                        -----------  -----------  -----------   ----------   ----------   -----------     ----------   -----------
                        -----------  -----------  -----------   ----------   ----------   -----------     ----------   -----------

                                     EXHIBIT A

                       FORM OF SCHIFF HARDIN & WAITE OPINION

                         [SCHIFF HARDIN & WAITE LETTERHEAD]




                                  December 22, 1998




MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith, Incorporated,
  as Representative of the Underwriters
New York, New York

Ladies and Gentlemen:

          We address this letter to you individually and as Representatives of the Underwriters (the "Underwriters") named in Schedule II to the Underwriting Agreement dated December 10, 1998 (the "Underwriting Agreement") among you, Illinois Power Company, an Illinois corporation ("Illinois Power"), and Illinois Power Securitization Limited Liability Company, a Delaware limited liability company (the "Grantee"). The Underwriting Agreement provides for the sale on the date hereof by Illinois Power Special Purpose Trust, a Delaware business trust (the "Note Issuer"), to the Underwriters of $864,000,000 aggregate principal amount of Illinois Power Transitional Funding Trust Notes, Series 1998-1 (the "Notes"). This letter is delivered pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms not defined herein have the meanings specified in the Underwriting Agreement.

          We have acted as special counsel to Illinois Power, the Grantee and the Note Issuer (Illinois Power, the Note Issuer and the Grantee are referred to collectively as the "Companies") in connection with the issuance and sale of the Notes and the following related matters: (a) the 1998 Funding Order issued by the Illinois Commerce Commission (the "ICC") dated September 10, 1998 in Docket No. 98-0488 creating the Intangible Transition Property and granting the same to the Grantee; (b) the Agreement Relating to Grant of Intangible Transition Property dated as of December 1, 1998 between Illinois Power and the Grantee (the "Grant Agreement"); (c) the Intangible Transition Property Sale Agreement dated as of December 1, 1998 (the "Sale Agreement") between the Note Issuer and the Grantee; (d) the Indenture dated as of December 1, 1998 (the "Indenture") between the Note Issuer and Harris Trust and Savings Bank, a banking corporation organized under the laws of the State of Illinois, as indenture trustee (the "Indenture Trustee"); (e) the Trust Issuance Certificate dated as of

December 1, 1998 (the "Certificate") specifying the terms of the Notes;
(f) the Administration Agreement dated as of December 1, 1998 (the "Administration Agreement") among Illinois Power, as Administrator and the Grantee; (g) the Intangible Transition Property Servicing Agreement dated as of December 1, 1998 (the "Servicing Agreement") between the Grantee and Illinois Power, as Servicer, and (h) the Remediation Agreement dated as of December 1, 1998, by and between Illinois Power and the Indenture Trustee (the "Reconciliation Agreement"). The Grant Agreement, the Sale Agreement, the Indenture, the Certificate, the Remediation Agreement, the Administration Agreement and the Servicing Agreement are sometimes collectively referred to herein as the "Relevant Documents."

          We have also participated with officers and representatives of Illinois Power, the Grantee and the Note Issuer, including independent public accountants, other counsel and representatives of the Underwriters in the preparation of the Registration Statement on Form S-3 (Registration No. 333-63537) and Amendments Nos. 1, 2 and 3 thereto, filed on October 27, 1998, December 4, 1998 and December 9, 1998, respectively, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement, as so amended, became effective on December 10, 1998. Such registration statement, as so amended, at the time it became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement". The prospectus forming a part of the Registration Statement (including the documents incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus, as the same was supplemented to reflect the terms of the offering and sale of the Notes by a prospectus supplement dated December 10, 1998 filed with the Commission on December 11, 1998 pursuant to Rule 424(b) under the Securities Act (including all documents incorporated by reference therein at the date hereof) is hereinafter referred to as the "Final Prospectus."

          For the purposes of rendering the opinions expressed below we have relied, as to questions of fact material such opinions, upon the representations made in the Underwriting Agreement and Relevant Documents.
In addition, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for such opinions. In our examination, we have assumed, without independent investigation, (i) the genuineness of the signatures of and legal capacity of all persons signing all such instruments and certificates, (ii) the authority of all persons signing on behalf of the parties thereto, (iii) the due organization, valid existence, good standing and authority of all entities signing all such instruments and certificates (other than the Companies), (iv) the due authorization, execution and delivery of all instruments and certificates by all the parties thereto (other than the Companies), (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies.

          Subject to the foregoing and to the limitations, qualifications and assumptions hereinafter set forth below, this will advise you that, in the opinion of the undersigned:

          (a) (i) Illinois Power (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois; (B) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, as described in the prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Grant Agreement, the Servicing Agreement, the Remediation Agreement and the Administration Agreement; and (C) is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of the Underwriting Agreement, the Grant Agreement, the Servicing Agreement, the Remediation Agreement and the Administration Agreement and each other instrument or agreement to which Illinois Power is a party necessary or appropriate to consummate the transactions contemplated by the Underwriting Agreement;

               (ii) the Grant Agreement, the Servicing Agreement, the Administration Agreement and the Remediation Agreement have been duly authorized, executed and delivered by Illinois Power and constitute legal, valid and binding instruments enforceable against Illinois Power in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) to our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Illinois Power or any of its Significant Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

               (iv) the Underwriting Agreement has been duly authorized, executed and delivered by Illinois Power;

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Relevant Documents, except such as have been obtained under the Securities Act, the Funding Law and the Public Utilities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters; and

               (vi) neither the execution and delivery by Illinois Power of the Underwriting Agreement, the Grant Agreement, the Servicing Agreement, the Remediation Agreement, the Administration Agreement nor the consummation by Illinois Power of the transactions contemplated by the Underwriting Agreement, the Grant Agreement, the Servicing Agreement, the Administration Agreement, and the Remediation Agreement, nor the fulfillment by Illinois Power of the terms of the Underwriting Agreement, the Grant Agreement, the Servicing Agreement, the Administration Agreement or the Remediation Agreement will: (A) contravene with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Articles of Incorporation or Bylaws of Illinois Power, or, to our knowledge, contravene or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which Illinois Power is a party or by which Illinois Power is bound; (B) result in the creation or imposition of any lien upon any properties of Illinois Power pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Relevant Documents and Section 18-107 of the Funding Law); or (C) violate any law or any order, rule or regulation applicable to Illinois Power of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Illinois Power, or any of its properties.

          (b) (i) the Grantee has been duly formed and is validly existing as a single member limited liability company and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Grant Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement;

               (ii) the Grant Agreement, the Sale Agreement, the Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Grantee and constitute legal, valid and binding instruments enforceable against the Grantee in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) the Grant Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Remediation Agreement, the Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Final Prospectus;

               (iv) neither the execution and delivery by the Grantee of the Grant Agreement, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement or the Administration Agreement, or the consummation by the Grantee of the transactions contemplated thereby, nor the fulfillment of the terms thereof by the Grantee, will (A) contravene, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Certificate of Formation or the Operating Agreement of the Grantee or contravene or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to us to which the Grantee is a party or by which the Grantee is bound; (B) result in the creation or imposition of any lien upon any properties of the Grantee pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Relevant Documents and Section 18-107 of the Funding Law); or (C) violate any law or any order, rule or regulation applicable to the Grantee of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Grantee or any of its properties;

               (v) to our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the Grant Agreement, the Sale Agreement, the Servicing Agreement or the Administration Agreement of a character required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus;

               (vi)  upon the execution and delivery of the fully executed
          Sale Agreement by the Note Issuer and the Grantee and the payment of the purchase price of the Intangible Transition Property and related assets by the Note Issuer to the Grantee pursuant to the Sale
          Agreement: (A) the transfer of the Intangible Transition Property by the Grantee to the Note Issuer pursuant to the Sale Agreement will convey all of the Grantee's right, title and interest in the Intangible Transition Property to the Note Issuer and will constitute an absolute transfer of all of the Grantee's right, title and interest in the Intangible Transition Property, other than for federal and state income and franchise tax purposes (and we express no opinion as to the proper accounting treatment of such transfer); (B) such transfer of the Intangible Transition Property is perfected; (C) such transfer has first priority over any other assignment of the Intangible Transition Property; and (D) the Intangible Transition Property is free and clear of all liens created prior to its transfer to the Note Issuer pursuant to the Sale Agreement; and

               (vii) the Grantee is not an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

               (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Grantee;

          (c) (i) the Notes have been duly authorized by the Note Issuer and, when duly executed by the Note Issuer and duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly issued and valid and legally binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture and the Certificate; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Final Prospectus;

               (ii) the Indenture, the Certificate and the Sale Agreement have each been duly authorized, executed and delivered by the Note Issuer and constitute legal, valid and binding instruments enforceable against the Note Issuer in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws of general applicability relating to or affecting the enforceability of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (iii) the Indenture has been duly qualified under the Trust Indenture Act;

               (iv) to our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the Notes or the Indenture, or relating to the 1998 Funding Order or the collection of the IFC Charges, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document relating to the Notes or the Indenture, or relating to the 1998 Funding Order or the collection of the IFC Charges, of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings "Electric Industry Restructuring in Illinois" (to the extent the Amendatory Act is described) "Description of the Intangible Transition Property" "Description of the Notes," "The Trust," "The Grantee, " "Servicing," "Security for the Notes," "Material United States Federal Tax Consequences" and "ERISA Considerations", in each case to the extent that such statements constitute descriptions of Illinois, Delaware or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions;

               (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than operating statistics, the financial statements and other financial and statistical information contained therein and the Form T-1 as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

               (vi) neither the execution and delivery of the Underwriting Agreement or the Indenture, the issue and sale of the Notes, or the consummation of the transactions contemplated by the Underwriting Agreement and the Indenture, nor the fulfillment by the Note Issuer of the terms of the Underwriting Agreement and the Indenture will:
          (A) contravene, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Trust Agreement, or contravene or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to us to which the Note Issuer is a party or by which the Note Issuer is bound; (B)

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

          result in the creation or imposition of any lien upon any properties of the Note Issuer pursuant to the terms of any such indenture, agreement or other instrument other than the lien created by the Indenture on the Note Collateral; (C) require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, governmental or regulatory authority or agency, except such as have been obtained under the Securities Act, the Funding Law and the Public Utilities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters; or (D) violate any law or any order, rule or regulation applicable to the Note Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Note
          Issuer or any of its properties;

               (vii) (A) the lien of the Indenture in favor of the Holders of the Notes in the Intangible Transition Property attaches automatically; (B) such lien has been perfected in accordance with
          Section 18-107(c) of the Funding Law and in accordance with the 1998 Funding Order; (C) under the terms of the Funding Law, such lien is valid and enforceable against Illinois Power, the Grantee, the Note Issuer and all third persons, including judgment lien creditors;
          (D) such lien ranks prior to any other lien which subsequently attaches to the Intangible Transition Property; and (E) there are no other liens on the Intangible Transition Property which have attached prior to such lien; and

               (viii) Neither Illinois Power nor the Note Issuer is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended.

          In the course of the preparation of the Registration Statement and the Final Prospectus we have considered the information set forth therein in the light of the matters required to be set forth therein, and, as noted above, we have participated in discussions with your representatives and officers and representatives of the Companies, including independent public accountants and other counsel, during the course of which the contents of the Registration Statement, the Final Prospectus, the documents incorporated by reference in the Final Prospectus and related matters were discussed. We have not independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except to the extent stated in paragraphs
(b)(iii) and the last clause of (c)(i) and (c)(iv) above); and we have relied as to materially (with respect to non-legal matters), to a large extent, upon the judgement of officers and representatives of the Companies. However, as a result of such consideration and participation, nothing has come to our attention that causes us to believe that the Registration
Statement (except for the financial statements and other financial or statistical data included or incorporated by reference therein and the Form
T-1, as to which we have not been asked to comment), at the effective date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (except for the operating statistics, financial statements and other financial or statistical data contained or incorporated by reference therein and the Form T-1, as to which we have not been asked to comment) as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The foregoing opinions are limited to the laws of Illinois and New York, the Delaware Limited Liability Company Act and, to the extent specifically referred to herein, the federal laws of the United States of America. We have, with your consent, assumed the validity and continued effectiveness of the Amendatory Act (including, without limitation, the Funding Law and the 1998 Funding Order); provided, however, that our opinion with respect to the enforceability of the Remediation Agreement against Illinois Power is not so qualified. In that regard we refer you to our opinion of even date herewith delivered pursuant to Section 6(l) of the Underwriting Agreement. Further, we have relied, with your consent, on the opinion dated today of Richards, Layton & Finger delivered pursuant to Section 6(d) of the Underwriting Agreement and on the opinion of Mayer, Brown & Platt delivered in the form of Exhibit 8.1 to the Registration Statement. We express no opinion as to the enforceability of any provisions of the Grant Agreement or the Servicing Agreement pursuant to which Illinois Power, the Grantee or the Servicer covenant to continue to deduct and collect amounts equal to the IFC Charges and equivalent amounts, and to remit those amounts to the Servicer or the Note Issuer, as the case may be, if the Funding Order were no longer in effect. The opinion expressed in this letter with respect to the enforceability of indemnification provisions are limited by principles of public policy limiting their enforceability. Such principles as applied by a court might include a requirement that a creditor act reasonably and in good faith. In addition, certain remedial provisions of the Relevant Documents may be unenforceable in whole or in part under the laws of the State of Illinois, but the inclusion of such provisions does not affect the validity of any Relevant Document taken as a whole, and the Relevant Documents, taken as a whole, contain adequate provisions for the practical realization of the rights and benefits intended to be afforded thereby.

          Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in advising Illinois Power, the Grantee or the Note Issuer with regard to the authorization issuance and sale of the Notes have no current conscious awareness of any facts or information contrary to such opinion or statement; and, except as described above, we have undertaken no independent investigation with respect to such facts or information.

          We consent to the reliance on the opinions expressed   herein by the
Rating Agencies, the Delaware Trustee and Note Issuer and, with respect to the opinions set forth in (c) above, by Illinois Power, the Grantee and the Indenture Trustee. Except as set forth in the preceding sentence, this letter is being delivered solely to you for your benefit in connection with the closing under the Underwriting Agreement and may not be delivered to, or relied upon by, or otherwise circulated to or utilized by, any other party or for any other purpose without our prior written consent.

          The opinions and statements expressed in this letter speak as of today, and we assume no obligation to supplement such opinions or statements if any applicable laws change after the date hereof or if we become aware of any facts which might change such opinions or statements after today.


                              Very truly yours,

                              SCHIFF HARDIN & WAITE


                              By:
                                  ---------------------------------------
                                    Bruce P. Weisenthal

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